Exhibit 23

CONSENTS OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRMS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18875, 333-55132, 333-125099 and 333-
131475) of Patriot Transportation Holding, Inc. of our report dated December 5, 2007 relating to the consolidated financial statements and the effectiveness of Patriot Transportation Holding, Inc's internal controls over financial reporting as of and for the years ended September 30, 2007 and 2006, which appears in the Annual Report to Shareholders incorporated herein by reference. We also consent to the incorporation by reference of our report dated December 5, 2007, relating to the financial statement schedules, which appear in this Form 10-K.

Our report dated December 5, 2007 on the consolidated financial statements includes an explanatory paragraph stating that, as discussed in Note 7 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-based Payment, effective October 1, 2005 for accounting for share-based payments.

Hancock Askew & Co., LLP

Savannah, Georgia
December 5, 2007


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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-18875, 333-55132, 333-125099 and 333-
131475) of Patriot Transportation Holding, Inc. of our report dated December 22, 2005 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 22, 2005, relating to the financial statement schedules, which appear in this Form 10-K.



PricewaterhouseCoopers LLP

Jacksonville, Florida
December 5, 2007



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